CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 19, 2019, relating to the financial statements and financial highlights, which appears in Vanguard Growth and Income Fund's (constituting Vanguard Quantitative Funds) Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings "Financial Statements", "Service Providers—Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

Philadelphia, Pennsylvania

January 29, 2020